Exhibit 10.2

CA, Inc. Change in Control Severance Policy
(Amended and Restated as of August 5, 2015)

(Schedule as of August 5, 2015)

Schedule A
(2.99 Multiple)

Chief Executive Officer (Michael P. Gregoire)
Executive Vice President and Chief Financial Officer (Richard J. Beckert)
Executive Vice President and Group Executive, Worldwide Sales and Services (Adam Elster)
Executive Vice President and Chief Products Officer (Ayman Sayed)

[Employees may be added or eliminated from time to time]

Schedule B
(2.00 Multiple)

Executive Vice President and Chief Marketing Officer (Lauren P. Flaherty)
Executive Vice President and General Counsel (Michael C. Bisignano)
[Employees may be added or eliminated from time to time]

Schedule C
(1.00 Multiple)

Executive Vice President, Strategy and Corporate Development (Jacob Lamm)
Executive Vice President, Global Operations and Information Systems (Paul L. Pronsati)

[Employees may be added or eliminated from time to time]